Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 1 of Form S-1 (No. 333-283175) of QDM International Inc. and Subsidiaries (the “Company”) of our report dated July 1, 2024, relating to our audits of the accompanying consolidated balance sheets of the Company as of March 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income(loss), shareholders’ equity(deficit), and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado
December 17, 2024

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us